                                                                   EXHIBIT 10.20



                             DEVELOPMENT AGREEMENT

     THIS AGREEMENT, effective as of April 5, 1999 ("Effective Date") by and among Esperion AB, a corporation organized under the laws of Sweden having a principal place of business at Ekensbergsvagen 115, 17141 Solna, Sweden ("ESPERION")

                                      AND

OctoPlus b.v., a company organized under the laws of The Netherlands having a principal place of business at Niels Bohrweg 11-13, 2333 CA Leiden, The Netherlands ("OCTOPLUS").


Background

ESPERION's parent company, Esperion Therapeutics Inc., has granted ESPERION a right to use all the rights acquired from Pharmacia AB of Active Ingredient (as hereinafter defined) and the rights to use compound for the Project (as hereinafter defined).

ESPERION and Esperion Therapeutics Inc. have successfully conducted first development studies on Active Ingredient (as hereinafter defined) based on a lipid formulation, the results of which shall be a basis for further development.

OCTOPLUS has experience in the development of pharmaceutical products containing compounds of biotechnological origin such as peptides, proteins and genes, including but not limited to formulation development, analytical services and stability testing..

OCTOPLUS and ESPERION wish to undertake a cooperative program aimed at developing a parenteral formulation with Active Ingredient (as hereinafter defined) which shall result in the supply of toxicology and clinical samples to be investigated for cholesterol removal therapy.

     NOW THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, the Parties agree as follows:

                                   ARTICLE I
                                  Definitions

1.01 When used in this Agreement, each of the following terms shall have the meanings set out in this Article I.

1.02  "Active Ingredient" means the recombinant Apo-Al Milano protein in bulk
       -----------------
ready to be used for the manufacturing of the Formulation (as hereinafter defined).

1.03  "Affiliate" means any entity, which controls, is controlled by, or is
       ---------
under common control of a Party.

1.03.1 For purposes of this definition, a Party shall be deemed to control another entity

1.03.1.1. If it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of such other entity (or other comparable ownership interest for an entity other than a corporation) or

1.03.1.2. if it has management control of the other entity.

1.03.1.2. Any reference in this Agreement to either Party shall include its Affiliates (unless the context requires otherwise).

1.04  "ESPERION Patent" means, collectively, any Patents and patent applications
       ---------------
owned or controlled by ESPERION, and any international counterparts thereof, covering Active Ingredient its production and/or its pharmaceutical use, which can be used to develop and produce parenteral formulation of Formulation and which legally are at the disposal of ESPERION.

1.05  "Calendar Quarter" shall mean the Calendar Quarters of the year beginning
       ----------------
first of January, April, July and October.

1.06  "Clinical Samples" mean any parenteral formulation made by OCTOPLUS
      ------------------
according to GMP and supplied to ESPERION, or a sublicensee thereof, which meet the clinical Specifications mutually agreed upon by the Parties prior to release to ESPERION and/or such licensee for purpose of evaluation by ESPERION or its sublicensee in a clinical study. ESPERION shall be responsible for the release of Clinical Samples according to the Quality Assurance Functions (ANNEX E).

1.07  "Commercially Reasonable Best Efforts" means those efforts employed by the
       ------------------------------------
Parties, equivalent to that level of attention and care and providing of funding and manpower that they devote to their other businesses and products which will at least reach a standard normal for comparable businesses/research entities.

1.08  "Development Work" means the services carried out by OCTOPLUS to result in
      ------------------
the manufacturing and supply of Clinical Samples according to the Specifications.

1.09  "ESPERION Know how" means information of ESPERION regarding the research
       -----------------
and development of the Active Ingredient.

1.10  "Formulation" means a parenteral formulation with Active Ingredient.
       -----------

1.11  "Indication" means the treatment of hypercholesterol blood levels in
       ----------
humans.

1.12  "Know How" means all information concerning Active Ingredient and
       --------
parenteral formulation developed under this Agreement.

1.13  "OCTOPLUS Know How" means information of OCTOPLUS regarding the general
       -----------------
development and manufacture of parenteral formulations and related technologies.

1.14  "Party" shall mean a Party of this Agreement.
       -----

1.15  "Project" means a development program to be conducted by ESPERLON and
       -------
OCTOPLUS according to the Project Plan aimed at developing and manufacturing parenteral formulations for clinical trials.

1.16  "Project Group".  The Project Group shall mean the committee to be formed
       -------------
pursuant to Article IV.

1.17  "Project Plan" shall be a cooperative undertaking for conducting the
       ------------
development of the Formulation and manufacturing and supply of Clinical Samples. The framework of the Project Plan is described in ANNEX A and it may be supplemented or amended from time to time by mutual agreement.

1.18  "Quality Assurance Functions" means a list of functions which shall apply
       ---------------------------
in the case Clinical Samples are manufactured by OCTOPLUS and supplied to ESPERION, attached hereto as an ANNEX E.

1.19  "Report" means the final report to ESPERJON containing OCTOPLUS' results
       ------
of OCTOPLUS' Development Work for a parenteral formulation which can be utilized to set up a program for a manufacturing dossier necessary for the registration dossier in the EEC.

1.20  "Specifications" means the written specifications developed by the Project
       --------------
Group for the raw materials and for the manufacturing and quality control of the parenteral formulation, and any and all additions and amendments to the same made by the written agreement of the Parties during the term of this Agreement. The Specifications of the parenteral formulation will be attached to and made a part of this Agreement as ANNEX C.

1.21  "Sublicensee" means a Party whom ESPERION has sublicensed its license(s)
       -----------
granted hereunder.

1.22  "Time Period" means the time within which OCTOPLUS shall finalize the
       -----------
Project as described in ANNEX B. .

1.23  "Toxicology Samples" means any parenteral formulation made by OCTOPLUS
      --------------------
according to GMP and supplied to ESPERION, or a sublicensee thereof, which meet the Specifications mutually agreed upon by the Parties prior to release to ESPERION and/or such licensee for purpose of evaluation by ESPERION or its sublicensee in a toxicology study. ESPERION shall be responsible for the release of Toxicology Samples according to the Quality Assurance Functions (ANNEX E).

                                   ARTICLE II
                            Contribution of OCTOPLUS

2.01  OCTOPLUS Services.  OCTOPLUS shall conduct certain studies and tasks as
      -----------------
set forth in the Project Plan. OCTOPLUS shall use its Commercially Reasonable Best Efforts to provide the services necessary to fulfil the Project within the Time Period. In case of additional work which could not be foreseen in the Project Plan and which has been approved by the Project Group OCTOPLUS shall be entitled to perform and request a remuneration of such additional work according to Article V.

2.02  Report.  The Development Work shall culminate in the Report as a summary
      ------
and documentation of the Development Work.
2.02.1. OCTOPLUS shall use Commercially Reasonable Best Efforts to present the Report to ESPERION within two months after the Formulation has been delivered to ESPERION.

2.02.2. If OCTOPLUS determines at any time during the term of this Agreement that the Report cannot be delivered on schedule due to whatever reasons, OCTOPLUS shall promptly notify ESPERION.

2.02.3. OCTOPLUS shall use its Commercially Reasonable Best Efforts to deliver the Report after an extension period of not more than two months.

2.02.4. In the event that Report cannot be delivered after the extension period has elapsed, ESPERION may terminate this Agreement within a period of 14 (fourteen) calendar days after the extended deadline has passed. The foregoing shall not apply if

                1) ESPERION has agreed to a revised date or
                2) if the delay is caused on events outside the control of OCTOPLUS;
                in this case, the period will be extended accordingly

2.03  Samples of Formulation.  OCTOPLUS shall supply ESPERION with
      ----------------------
investigational samples and clinical samples and prototypes developed under this Agreement at no cost other than the compensation as provided for in Article V.

2.03.1.  OCTOPLUS' S Compliance with Specifications.  OCTOPLUS warrants that all
         ------------------------------------------
OCTOPLUS'S Toxicology and Clinical Samples delivered under this Agreement shall conform to the Specifications.

2.03.2.  GMP for Clinical Samples.  In the event that Clinical Samples will be
         ------------------------
used by ESPERION trials in humans, OCTOPLUS shall employ current Good Manufacturing Practices (GMP) in the production of such Clinical Samples, including additions and amendments to such GMP regulations during the term of this Agreement, and shall comply with all other statutes and regulations applicable to it.

2.04  Quality Control.  Each shipment of OCTOPLUS's clinical samples shall be
      ---------------
accompanied by quality control certificates for each batch as described in the Specifications. If not set forth explicitly otherwise, OCTOPLUS shall not be obliged to provide any additional quality control with regard to OCTOPLUS's clinical samples.

2.05  Audit at OCTOPLUS.  OCTOPLUS will permit an authorized representative of
      -----------------
ESPERION or its Affiliates to inspect at all reasonable times the process of manufacture and storage of the Clinical Samples under such conditions as OCTOPLUS may reasonably require in order to protect the confidentiality of its and its other customer's proprietary and confidential information. ESPERION shall announce such audit at least one month in advance to OCTOPLUS.

                                  ARTICLE III
                            Contributions of ESPERION

3.01  ESPERION Cooperation.  ESPERION shall use its best efforts to duly
      --------------------
cooperate during the entire course of the Project.

3.02  Active Ingredients Supply.  ESPERION shall supply OCTOPLUS with such
      -------------------------
quantities of Active Ingredients at such times as OCTOPLUS reasonably, at its discretion, needs for the Project at no-cost to OCTOPLUS. Each shipment of Active Ingredients shall be accompanied by quality control certificates and safety data sheets for each batch. All Active Ingredients supplied hereunder shall be utilized by OCTOPLUS solely for conducting work on the Project.

3.03  ESPERION'S Sole Liability for ESPERION'S Active Ingredients. ESPERION
      -----------------------------------------------------------
shall, provided that the damage is not caused or under the control of OCTOPLUS, solely be liable for any damages caused by

ESPERION Active Ingredients including damages of any raw materials, any materials used for production and Clinical Samples.

3.04  ESPERION'S Compliance with Specifications.  ESPERION warrants that all
      -----------------------------------------
ESPERION'S Active Ingredients delivered under this Agreement shall conform to the Specifications as the Parties have agreed upon.

3.05  GMP for Active Ingredients.  In the event that ESPERION Active Ingredients
      --------------------------
are used by OCTOPLUS in order to produce Clinical Samples for use in humans, ESPERION shall employ current Good Manufacturing Practices (GMP) in the production of Active Ingredients, including additions and amendments to such GMP regulations during the term of this Agreement, and ESPERION shall comply with all other statutes and regulations applicable to it and to the manufacture of Active Ingredients.

3.06  Quality Control.  Each shipment of ESPERION'S Active Ingredients shall be
      ---------------
accompanied by necessary quality control certificates for each batch as described in the Specifications. If not explicitly set, forth otherwise, OCTOPLUS shall not be obliged to provide any additional quality control with regard to ESPERION'S Active Ingredients.

3.07  Active Ingredients Data of ESPERION.
      -----------------------------------
ESPERION shall supply OCTOPLUS with relevant data related to the Project as set forth in ANNEX D and all other information OCTOPLUS might additionally require in good faith to fulfil the Project.

3.08  Evaluating Results.  ESPERION shall duly evaluate the results in the
      ------------------
Report in order to promote the Project as much as practical. If ESPERION does not reprove such results in writing in detail within a definite period of forty five (45) calendar days after presentation, the same shall be irrevocably deemed to be finally approved.

3.09  Clinical Trials.  ESPERION shall in its sole discretion be responsible for
      ---------------
planning and carrying out all clinical trials of Formulations, and for preparing the portions of the applicable regulatory documents which deal with the Active Ingredients, and with the clinical trial reports. ESPERION will own the results of all clinical trials and all regulatory documents that ESPERION files for registration and approval of Formulations.

                                   ARTICLE IV
                                  Project Group

4.01  Control over Project.  The Project Group shall have the primary control
      --------------------
over the direction and the course of the Project. The Project Group shall modify the Project Plan, and/or the Specifications as appropriate. In this sense "Project Group" means a group composed of one representative appointed by ESPERION and one appointed by OCTOPLUS which shall be responsible for planning and monitoring the Project to ensure diligent completion thereof. The persons now appointed by the respective Party are:

OCTOPLUS b.v.                      ESPERIONAB
Dr Ewoud van Winden                Dr. Hans Ageland
Scientist Formulation Research     VP of Operations and Projects
Niels Bohr Weg 11 - 13             Svartviksslingan 114
2300 AS Leiden                     16739 Bromma
The Netherlands                    Sweden

4.02  Responsibility of the Project Group.  The Parties have expressed their
      -----------------------------------
mutual intention that the Project be promptly completed, and, to that end, it is the responsibility of the Project Group to ensure that the Parties use their reasonable best efforts, equivalent to the same level of attention and care they devote to their other businesses and products.

4.03  Meetings.  The Project Group shall meet at least quarterly, as appropriate
      --------
also by teleconference or videoconference, to review the progress of the Project, to establish the program for the next quarter and to confirm that the Milestones, Project Plan and/or time schedule are correct and, if not, determine what modifications to same are required.

4.04  Decisions.  All decisions, including consents, approvals, authorizations,
      ---------
directions or recommendations of the Project Group, shall be made by consensus of the Project Group arrived at in meetings, including those held by teleconference or videoconference method. If consensus cannot be reached , the representative of ESPERION shall have the casting voted In no case shall ESPERION misuse its position to request additional Development Work from OCTOPLUS which from technical and other, in the sole discretion of OCTOPLUS, internal reasons are not possible to perform.

                                   ARTICLE V
                               Funding of Project

5.01  ESPERION Funding.
      ----------------

It shall be paid for as follows:

5.01.1.    Hourly Payment.  ESPERION shall compensate OCTOPLUS for all employee-
           --------------
hours, which OCTOPLUS spends on the Project at the rate of

               Dfl 250,- (two hundred twenty-five Dutch Gulders) or correspondingly in Euro, plus VAT, if applicable.

5.01.2. OCTOPLUS shall verify and document the time devoted by OCTOPLUS's employees to the Project, and will submit an accounting each quarter.

5.01.3. OCTOPLUS will allocate employee-hours consistently with its historical allocation practice.

5.02  Additional Payments.  ESPERION shall compensate the costs at cost price
      -------------------
and to a fair market price for manufacturing of Clinical and Toxicology Samples.

5.03  Payment Schedule.  ESPERION shall pay OCTOPLUS the amount provided for in
      ----------------
Section 5.01 in installments, each Installment to be paid quarterly in advance.

5.04  Installments.  The first installment will be paid 30 days after this
      ------------
Agreement is executed and shall be pro-rated to represent the portion of the preceding quarter covered by the Agreement.

5.04.1. Initially, each installment will be either

           Dfl 250,000.-- (two hundred fifty thousand Dutch Guilders) or correspondingly in Euro, plus VAT, if applicable.

5.04.2. At the end of the second quarter after execution of this Agreement, and at the end of alternate quarters thereafter, the accountings presented by OCTOPLUS will be compared with ESPERION's payments. If the payments are in excess, the excess will be credited to future expenses. If OCTOPLUS's accountings are in excess, ESPERION shall pay the excess amount to OCTOPLUS within 60 (sixty) days of the determination.

5.04.3. ESPERION may have OCTOPLUS's records of man-hours and their allocation to the Project audited by an independent Certified Public Accountant or chartered accountant reasonably acceptable to OCTOPLUS acting in confidence, at reasonable intervals to audit same.

5.05  Invoices.  Invoices will be as mentioned above either in Dutch Guilders or
      --------
Euro and all payments to OCTOPLUS shall be made either in Dutch Guilders or Euro. Invoices will cover specific line items to identify individual costs. ESPERION will have the right to audit any. necessary documents associated with such invoices.

5.06  Increase of Remuneration.  Prices will be updated on an annual basis
      ------------------------
beginning January 1, 2000. The adjustment factor will be the official National Price Index Factor, as published by the Government of the Netherlands in the month of December prior to the calendar year during which the price adjustment will become effective, however, for the first update the index for April 1999 shall be the basis for the update.

5.07  Overdue payments.  Overdue payments and excess payments according to
      ----------------
Section 5.04.2 above shall accrue interest at the rate of 4 (four) per cent above EURIBOR - European Interbank Offered Rate (three months) - as reported in Het Financieel Dagblad on the first business day that any payments becomes overdue, until made.

5.08  No Setoff.  ESPERION shall not be entitled to exercise any right of
      ---------
setoff, net-out or deduction, take any credit, or assert any other defense arising out of any transaction unless and until ESPERION has obtained a final and non-appealable judgement against OCTOPLUS in the amount asserted by ESPERION. However, ESPERION shall, if ESPERION has justifiable claim instead of paying such an amount to OCTOPLUS transfer the amount to an escrow account. The amount put in escrow shall be paid to the Party entitled to the payment according to a final and non-appealable judgement or by mutual agreement between the Parties.

5.09  Expenses.  Each Party shall bear all of the expenses of its own
      --------
participation or related to its contribution or the performance of its obligations under this Agreement unless provided for in this Agreement. In the event of unforeseen or extraordinary expenses OCTOPLUS shall be entitled to request an equitable allocation after such allocation is approved by the Project Group.

                                   ARTICLE VI
                                   Inventions

6.01  Classification.  Any inventions developed under this Agreement, or any
      --------------
subsequently signed Agreement, shall be classified as ESPERION Know-How or OCTOPLUS Know-How, or if patentable and patented, shall be classified as ESPERION Patents or OCTOPLUS patents, or joint patents depending upon the employer of the person(s) making the invention.

6.02  Sole Inventions.  Each Party may file for and own patents and patent
      ---------------
application covering inventions made by its respective employees, and any compensation to an inventor under provisions of labor law shall be paid by the employer of that inventor.

6.03  Joint Inventions.  Inventions made jointly by employees of ESPERION and
      ----------------
OCTOPLUS shall be owned jointly by ESPERION and OCTOPLUS. However, if patent applications on such inventions may be filed and only one Party requests such filing, the invention and Know How should be owned solely by such Party. In such case the patent shall be regarded as sole invention, according to Section 6.02., of the Party filing such patent.

6.04  Expenses.  If the Parties agree to file for and obtain patents on such
      --------
joint inventions, all expenses incurred therein shall be shared equally, except that the employer of each inventor will pay the inventor's compensation.

6.05  Transfer.  If a patent is obtained on such a joint invention, by both
      --------
Parties, the Parties are, after giving the other Party a four weeks notice, entitled to transfer its interest in such patent to a third party. Within the notice period the non-transfering Party shall have a veto right against such transfer that should not be unreasonably used. Such reasons include, but are not limited to transfer of such patent rights to a competitor of the other Party.

6.06  Use of Joint Inventions.
      -----------------------

6.06.1. In the event that ESPERION wants to use, develop, license or transfer a joint invention held by both Parties within the field of the ESPERION Know How, ESPERION shall be free to do so, without having to get the approval from OCTOPLUS and without any obligation to pay any remuneration.

6.06.2. In the event that OCTOPLUS wants to use, develop, license or transfer a joint invention held by both Parties within the field of the OCTOPLUS Know How, OCTOPLUS shall be free to do so, without having to get the approval from ESPERION and without any obligation to pay any remuneration.

6.07  Other Formulations.  Notwithstanding the foregoing, OCTOPLUS may
      ------------------
exclusively use inventions and Know-how outside the ESPERION Know-How for projects and for other formulations concerning any active ingredients for any indication and for toll manufacturing, including any formulations for parties who are entitled to have same produced.

6.08  Specific OCTOPLUS Know-How.  In no case ESPERION shall be entitled to
      --------------------------
request any of OCTOPLUS' information concerning specific OCTOPLUS Know How unless required for registration purposes. OCTOPLUS will be entitled to communicate such information directly to the authorities without disclosing it to ESPERION.

6.09  Needed License from OCTOPLUS.  OCTOPLUS also hereby grants to ESPERION an
      ----------------------------
additional non-exclusive royalty-free license under such OCTOPLUS Know How as ESPERION needs and OCTOPLUS has the power to grant, in research, to develop, sale, manufacture, transfer or license the Active Ingredient in the Formulation..

6.10  Assignments and Sublicenses.  The licenses based on instructions and Know
      ---------------------------
How belonging to OCTOPLUS and granted pursuant to this Article if not specially regulated above

6.10.1. to ESPERION by OCTOPLUS may be transferred, assigned or licensed by ESPERION for research, development, sale manufacture, marketing or license of the Active Ingredient in the Formulation.

6.10.2. ESPERION shall inform OCTQPLUS of any such license or transfer and if OCTOPLUS so requests the party that ESPERION do transfer and sublicense to shall enter into a confidentiality agreement reasonably and acceptable to both Parties.

6.11  Assignment of this Agreement.  This Agreement is personal to the Parties
      ----------------------------
and except as expressively stated herein cannot be sublicensed or assigned by a Party without the prior written authorization of the other Party.

                                   ARTICLE VII
                                Clinical Samples

7.01  Manufacturing of Clinical Samples.  OCTOPLUS may commission the
      ---------------------------------
manufacturing of Clinical Samples to. a third party approved by ESPERION.

7.02  Confidentiality.  OCTOPLUS has an obligation to secure that such a third
      ---------------
party will sign an undertaking of confidentiality in accordance with Article 8 below.

7.03  Audit at the Third Party.  OCTOPLUS shall also secure that ESPERION will
      ------------------------
be permitted by an authorized representative of ESPERION or its Affiliates to inspect at all reasonable times the process or manufacture and storage of the Clinical Samples under such conditions as the third party may reasonably require in order to protect the confidentiality of ESPERION's proprietary and confidential information. These audits should be announced at least two months in advance in order to allow the third party to plan its internal capacities to such audit. The costs and time devoted by third parties and OCTOPLUS personnel for such audit shall be remunerated by separate invoice.

                                  ARTICLE VIII
                                 Confidentiality

8.01  Confidentiality of Information.  No Party to this Agreement, or any
      ------------------------------
subsequently signed Manufacturing Agreement, shall disclose to any third party nor use for any purpose, other than the purpose of this Agreement, or any subsequently signed Manufacturing Agreement, information or data received from a Party under this Agreement, or any subsequently signed Manufacturing Agreement, without prior written approval from the Party from whom the information or data was received.

8.02  Exceptions.  The obligations of non-disclosure and non-use shall apply for
      ----------
a period often (10) years following the expiration or termination of this Agreement, or any subsequently signed Manufacturing Agreement, but shall not apply to any information or data which receiving Party can show by competent proof:

(a)  is known to the public prior to disclosure hereunder;
(b)  becomes known to the public through no fault of the receiving Party;
(c) was known to the receiving Party prior to disclosure under this Agreement, or any subsequently signed Manufacturing Agreement by the disclosing Party;
(d) is disclosed to the receiving Party by a third party having a legal right to make such disclosure;
(e) is reasonably required to be disclosed to further the purposes of this Agreement, or any subsequently signed Manufacturing Agreement, including to file for registration, to file patent applications, and to contract with third parties under an obligation of confidentiality to further the development of the Formulations;
(f) in the case of OCTOPLUS, is related to the general field of preparation of formulations, as distinguished from the preparation of the Formulations;
(g) in the event that OCTOPLUS, fails to supply ESPERION's requirements under the Manufacturing Agreement, is reasonably required to be disclosed to a third party in order to secure the manufacture of ESPERION's requirements provided that such third party shall have executed an appropriate confidentiality and non-use agreement; or,
(h) is required to be disclosed to a regulatory agency of competent jurisdiction consistent with the receiving Party's past practice, provided that if such agency is not required by law to maintain the confidentiality of such information, then the disclosing Party shall first be given the opportunity to intervene and contest the disclosure or seek appropriate protection.

                                   ARTICLE IX
                            Warranties and Liability

9.01  Success of Development.  OCTOPLUS does not make and shall not be deemed to
      ----------------------
make any representation that OCTOPLUS will successfully and/or timely develop a Formulation which can commercially be sold.

9.02  Liability.  OCTOPLUS shall be liable solely within the scope of its
      ---------
liability insurance cover of 2.5 Million Dfl, if such insurance does cover the liability at all, arising from this Development Agreement, except for willful misconduct. Any exceeding and further liability - including for patent infringement - shall be excluded. In case Clinical Samples or products for human application will be prepared, except for gross negligence and willful misconduct caused during performance of the Project by OCTOPLUS, ESPERION shall be fully liable for all risks connected thereto and shall indemnify and hold OCTOPLUS harmless accordingly.

9.03  Warranties.  OCTOPLUS warrants that it will use its reasonable best
      ----------
efforts to perform its duties as specified in this Agreement and the agreed Annexes. OCTOPLUS does not guarantee that the Development Work, will be acceptable to any regulatory agency or will be successful in whole or part. OCTOPLUS will meet the standards of ICH and Regulatory authorities in Europe, USA and Japan that apply at commencement of each stage of the work. To the extent that OCTOPLUS has used its reasonable best efforts hereunder the failure to meet development requirements or the failure of OCTOPLUS to successfully perform any analytical or development work shall not constitute a breach by OCTOPLUS in the performance of its obligations under this Agreement.

                                    ARTICLE X
                              Term and Termination

10.01  Term.  This Agreement shall remain in effect until terminated in
       ----
accordance with Sections 10.03 or 10.04.

10.02  Project On Hold.  ESPERION shall be entitled to put the Development Work
       ---------------
on hold with a notice period of 2 (two) months for a maximum period not exceeding single or accumulative six months in total. In this event, the Report delivery period shall be extended accordingly.

10.03  Termination by ESPERION.
       -----------------------

10.03.1. If ESPERION, in good faith, determines that it is not feasible to jointly develop a Formulation with OCTOPLUS which meets the Specifications, or that such Formulations cannot be developed in a manner which meets the milestones, ESPERION shall inform OCTOPLUS of its decision and provide reasons for same and may, at its option, terminate this Agreement.

10.03.2. ESPERION may terminate this Agreement for any reason other than as set forth in Section 10.03.1, above, on sixty (60) days notice at any time.

10.04  Termination by OCTOPLUS.  If OCTOPLUS, in good faith, determines that it
       -----------------------
is not feasible to jointly develop a Formulation with ESPERION that meets the Specifications, OCTOPLUS can terminate this Agreement on sixty (60) days notice.

10.05  Termination for Default.  If either Party shall be in default of any of
       -----------------------
its material obligations under this Agreement, the non-defaulting Party shall give the defaulting Party written notice of such default, upon which the defaulting Party shall have forty five (45) days to cure such default or establish that no default has occurred. In the event that a default remains uncured after forty five (45) days have elapsed, the non-defaulting Party may declare this Agreement terminated, by written notice to the defaulting Party.

10.06  Surviving Rights.  Neither cancellation or termination of this Agreement
       ----------------
nor the execution of a Manufacturing Agreement, shall relieve the Parties of their obligations of confidentiality under Article VIII, their obligations as to inventions under Article VI, or their obligations regarding patent infringements.

10.07  Effect of Termination.  Should a Party elect to terminate this Agreement
       ---------------------
pursuant to the provisions of this Agreement, neither Party shall thereafter have any rights to the technology owned by the other Party except if provided other herein.

                                   ARTICLE XI
                              Patent Infringements.

OCTOPLUS and ESPERION shall each promptly notify the other upon learning of any infringement of an ESPERION Patent, an OCTOPLUS patent or a jointly owned patent. Each Party will then cooperate with the other in determining the course of action to pursue to stop the infringement, with each Party paying its own expenses involved in any litigation or other actions to stop such infringement.

                                  ARTICLE XII
                            Miscellaneous Provisions

12.01  Reasonable Best Efforts.  The Parties shall both use their reasonable
       -----------------------
best efforts and shall work in good faith and fair dealings to reach agreement within the Project Group, to achieve the Specifications, complete the Project, develop Formulations and reach agreement with regard to manufacturing in the manner described in this Agreement. Each Party agrees to carry out its assigned tasks in the Project with reasonable best efforts.

12.02  Manufacturing of Commercial Product.  In case that Project will result in
       -----------------------------------
a product, which can commercially be sold, and if it can be foreseen that OCTOPLUS will be able to manufacture the commercial product according to ESPERION's requirements, ESPERION and OCTOPLUS shall then negotiate in good faith a manufacturing and supply agreement.

12.03  No Guarantee.  The Parties acknowledge that there can be no guarantee
       ------------
that Formulations will within a certain time period be successfully developed with regard to fitness for a particular use, feasibility of manufacturing, marketability and all technical, legal and commercial aspects connected thereto.

12.04  Force Majeure.  Neither party shall be responsible or liable to the other
       -------------
party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of such party, including, without limitation, requisition by any government authority, the effect of any statute, ordinance or governmental order or regulation, wars, strikes, lockouts, riots, epidemic, disease, an act of God, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or supplies, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable. The parties shall use their Commercially Reasonable Best Efforts to avoid or remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either party to settle any dispute with any third party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses.

12.05  No Indirect, Punitive or Exemplary Damages.  Under no circumstances shall
       ------------------------------------------
any Party be liable to the other for damages not specified in this Agreement, whether direct, indirect, special or consequential, lost profits and/or punitive damages, provided, that this exclusion of liability does not apply if such agreement would be invalidated by law (i.e., in the case of intentional misconduct).

12.06  Settlement of Disputes.  The Project Group shall attempt to amicably
       ----------------------
resolve any dispute concerning any rights or obligations of either Party under this Agreement. If the Project Group is unable to resolve any such dispute, the matter shall be referred to the President of OCTOPLUS and the President of ESPERION for resolution.

12.07  Choice of Law and Jurisdiction.  This Agreement shall be construed and
       ------------------------------
the rights of the Parties determined in accordance with the laws of The Netherlands, if ESPERION is the plaintiff and the law of The Netherlands, if OCTOPLUS is the plaintiff, but regardless of the laws that might otherwise govern under applicable principles of laws thereof. In no event shall choice of law analysis lead to the application of other than Dutch or Swedish law.

The Parties hereto unconditionally and irrevocably agree and consent to personal jurisdiction and service of process and venue in any court within the city of The Hague that has jurisdiction, and waive any objection with respect thereto, for the purpose of any such action, suit or proceeding except in any such court.

12.08  No Jury Trial.  In the event that any dispute or claim of any sort
       -------------
arising out of this Agreement or any subsequent agreement concerning the subject matter and or any dispute or claim concerning competent court and/or jurisdiction and/or execution of any award granted by a foreign court or arbitration panel should be filed, each of the Parties waives irrevocably any right that such Party may have to demand or request a trial by jury.

12.09  Notices.  Any notice required or permitted to be given under this
       -------
Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, or commercial delivery service, postage prepaid. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described above.

12.10  Titles.  The titles of the Articles and Sections of this Agreement are
       ------
for general information and reference only, and this Agreement shall not be construed by reference to the titles.

12.11  Severability.  If any provision of this Agreement or the application
       ------------
thereof is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Agreement which can be given effect without the invalid and unenforceable provision or application, and to this end, the provisions or applications of this Agreement shall be severable. Should any problems in this regard occur or be threatened, the Parties will inform each other as soon as practical and renegotiate the relevant provision in good faith but in any event neither Party shall be obligated to abide by any exclusivity term that is in breach of such applicable law.

12.12  Amendment.  This Agreement may not be amended, supplemented or otherwise
       ---------
modified except by an instrument in writing signed by both Parties.

12.13  Entire Agreement.  This Agreement, including the Appendices attached
       ----------------
hereto, constitutes and contains the complete, final and exclusive undertaking and agreement of OCTOPLUS and ESPERION hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their respective officer's thereunto duly authorized.

Esperion AB                            Octo Plus b.v.


  /s/ Hans Ageland                       /s/ Dr. Henrik Luessen
------------------------------         ------------------------------------
Name:  Hans Agelan                             Name:  Dr. Henrik Luessen
Title:  CEO                            Title:  Head of Business Development

Date:  05/04/99                        Date:    03/26/99
    --------------------------              -------------------------------


ANNEX A  Project Plan

ANNEX B  Time Period

ANNEX C  Specifications

ANNEX D  ESPERION Data

ANNEX E  Quality Assurance Functions

                                                            OctoPlus BV.
                                                            Niels Bohrweg 11-13,
                                                                  2333 CA Leiden
                                                                 The Netherlands
                                                           Tel. +31(0)71-5680268
                                                           Fax. +31(0)71-5234144
                                                     E-Mail pharmdev@octoplus.nl
                                                        Internet www.octoplus.nl



                          QUALITY ASSURANCE AGREEMENT
         on the development and manufacture of pharmaceutical products between Esperion AB and OctoPlus B.V.

          Between:  Esperion AB
                    Ekensbergsvagen 115
                    17141 Solna
                    Sweden

               - hereinafter referred to as ESPERION

          and       OctoPlus B.V.
                    Niels Bohrweg 11-13
                    2333 CA Leiden
                    The Netherlands

               - hereinafter referred to as OCTOPLUS

               - an agreement is made as follows:


1.  BASIS OF AGREEMENT

    1.1 This Quality Assurance Agreement is based on the Development Agreement (Legal contract) between ESPERION and OCTOPLUS entered into as of . . . . . This Agreement Is appended to the Legal contracts between ESPERION and OCTOPLUS which covers the commercial and other aspects including the costs for special activities and secrecy agreements.

    1.2 OCTOPLUS is a developer manufacturer of pharmaceutical products, applying for a manufacturing authorization in accordance with the Dutch Drug Law and being subject to monitoring by the competent authorities. OCTOPLUS complies with the current recognized ruls such as "RuIes governing medicinal products in the European Community", Vol. IV, "Guide to Good Manufacturing Practice", for medicinal products Including relevant annexes.

    1.3 ESPERION is a developer of pharmaceutical products. ESPERION complies with the current recognized rules such as "Rules governing medicinal products in the European Community" , Vol. IV, "Guide to Good Manufacturing Practice", for medicinal products including relevant annexes.

2.  SUBJECT MATTER OF AGREEMENT
    ---------------------------

All alterations of the appendices must be agreed upon by both parties. OCTOPLUS shall develop and manufacture for ESPERION clinical samples containing Apo-A1 Milano protein for clinical trials. The overview of functions and responsibilities is annexed as appendix I.

3.  STARTING MATERIALS
    ------------------

    3.1  Starting materials are defined as:

         3.1.1  Raw materials:

                a. active and inactive Ingredients necessary for the production of the products;

                b. materials that will not remain in the products but which were used for the manufacture of the products (e.g. water, organic solvents);

         3.1.2  Packaging materials.
                All starting materials are listed In appendix II.

    3.2  Purchase

          The responsibility for the purchase of the starting materials is given in appendix I.

3.3       Quality control and test records for the starting materials

          3.3.1 OCTOPLUS Is responsible for the quality of the starting materials purchased by him. These materials shall be analysed with regard to the specification and methods (defined in the Development Agreement or in the Pharmacopoeia).

          3.3.2 For the starting materials made available by ESPERION the quality shall be certified by ESPERION in form of a Certificate of Analysis which accompanies the shipment of each batch of starting material. The Specifications and methods are defined in a Development Agreement. OCTOPLUS shall at least check the following upon receipt of the starting material:

          a.  Intactness of the container and closure

          b.  Congruence of the labeling with the delivery notes

3.4       Storage

          OCTOPLUS stores all starting materials in a way that no interference as to their quality may occur.

3.5       Retain samples

OCTOPLUS is responsible for keeping retain samples of each batch of raw materials purchased by him. These samples shall be kept for at least 2 years after the end of the trail and after this period they will destroyed after written authorization by ESPERION. The size of the samples must be such that it is possible to perform 2 full quality control analyses (without microbiological testing).

4.  PRODUCTION
    ----------

    The production of the products shall be performed according to the Current Production Formulae and Instructions (appendix III). All alterations of the Current Production Formulae and Instructions must be agreed upon by both parties in any case. changes can only be done In written consent.

5.  QUALITY CONTROL
    ---------------

    5.1 The Products delivered by OCTOPLUS shall comply with the Specifications agreed upon by both parties.

    5.2 For the Judgment of compliance with the specifications the results obtained with the test methods listed In appendix IV are relevant.

6.  BATCH RECORDS
    -------------

    6.1  Production and control records

         OCTOPLUS commits himself to keep a record of the production and control of each batch for at least 10 years. After this period they will destroyed after written authorization by ESPERION. ESPERION has the right to view the records during agreed audits.

    6.2 The batch production and control records shall agreed by the partners and include at least the following:


                a.  Name and form of product;

                b.  Batch number of product being manufactured;

                c. Dates and times of commencements of significant intermediate stages and of completion of production

                d. Batch number or test number and amounts of each starting material used;

                e.  Equipment used including cleaning confirmation

                f. Any relevant processing operation or event and Its confirmation by signing of the responsible operators;

                g. Theoretical and actual yields of major steps In the processing detailed information on deviations, exceptional occurrences, e.g. defects and their repairs, signed by and authorized person.

                h. Results of In-process controls and laboratory testing and decisions following these results;

  6.3 The packaging and labeling records shall agreed by the partners and Include at least the following:


                a.  Name and form of product;

                b.  The date(s) and times of the packaging (labeling) operations

                c. The name of the responsible person carrying out the packaging (labeling) operations

                d. The Initials of the operators of the different significant steps;

                e. Records of checks for identity and conformity with the packaging (labeling) instructions including the results of in process controls;

                f. Details of the packaging (labeling) carried out. Including references to equipment;

                g. Samples of the printed packaging materials (labeling) used including specimens of the batch coding, expiry dating, study no. If possible and any additional overprinting.



Signature of the responsible production manager and the manager analytical chemistry;

7.  BATCH ACCOMPANYING DOCUMENTS
    ----------------------------

    OCTOPLUS commits himself to deliver with every batch a certificate of compliance (appendix V) according to the a.m. Specifications.

8.  RETAIN SAMPLES OF THE PRODUCTS
    ------------------------------

    OCTOPLUS Is responsible for keeping retain samples of each batch of product of this agreement. These samples shall be kept for at least 2 years after the end of the trial and after this period they will destroyed after written authorization by ESPERION. The size of the samples must be such that it is possible to perform 2 full quality control analyses (without microbiological testing).

9.  RELEASE
    -------

    The release of the Products for shipment is In the responsibility of OCTOPLUS. Final release of the product is in the responsibility of OCTOPLUS. ESPERION reserves the right to reject batches in case of noncompliance with this agreement. However, the parties shall attempt in good faith to settle the controversies and to agree in writing on the action to be taken.

10.  STORAGE, PACKAGING, SHIPMENTS
     -----------------------------

     Storage conditions and packaging instructions for the shipment of the products are laid down In appendix VII of this agreement

11.  THIRD PARTIES
     -------------

     OCTOPLUS may employ third parties with the execution of the tasks given to him by ESPERION. These third parties and their duties have to be listed In the Overview of Functions and Responsibilities indicating the name of the third party (appendix I). The responsibility regarding the quality of the Product and all legal requirements therewith connected rests with OCTOPLUS and cannot be transferred to a third party. Any change with regards to this matter Is subject to a mutual agreement between ESPERION and OCTOPLUS and is required to be approved by both parties in a written form.

12.  AUDITS
     ------

     OCTOPLUS agrees that ESPERION have the right to audit the premises where the products are manufactured, including packaging, storage, quality control and distribution. -
     These audits will be scheduled to be mutually convenient to both parties referable when the product is produced. Mutually agreed corrective actions resulting from the observations during the Inspection have to be performed in the soonest possible way. OCTOPLUS will report to ESPERION about his efforts in the carrying out of the corrective actions within a laid down time frame. ESPERION shall announce such audit within a reasonable time but at least one-month in advance to OCTOPLUS.

13.  QUALITY DEFECTS
     ---------------

     Both parties agree to contact each other immediately as soon as they become aware of quality defects. The quality defects and the communication should be well documented.

14.  RETURNS
     -------

     Products should be returned to OCTOPLUS instructions for the shipment of the products are laid down in appendix VII of this agreement. These products shall be kept for at least 2 years after the end of the trail and after this period they will destroyed after written authorization by ESPERION.

15.  PERSONS TO CONTACT
     ------------------

     The relevant persons which should be contacted in case of questions that may arise concerning all pharmaceutical/technical matters which are objects of this agreement are listed in appendix II.

16.  CONFIDENTIALITY
     ---------------

     OCTOPLUS and ESPERION undertake to apply strict confidentiality with regard to their know how and in particular their manufacturing Instructions. None of the contracting parties shall be entitled to use the know how of the other party made known within the framework of this agreement after termination of this agreement without the consent of the other party.

17.  FINAL PROVSIONS
     ---------------
          a. This agreement shall become effective upon its signature by the parties

          b. Any alteration or amendments of this agreements and its appendices requires the written consent of both parties.

          c.  Supplementary agreements are listed - if necessary - in appendix
VII.

          d. Upon request parts of this agreement may be forwarded to the competent authorities.

          e. If individual provisions of this agreement are invalid, they shall be replaced by provisions which come as dose to the intended provisions as is admissible.

Signatures:

ESPERION                        OCTOPLUS B.V.

Stockholm    June 7, 1999       Leiden,  16 June 1999
-------------------------       -------------------------------
(place, date)

/s/ Hans Ageland                 /s/
-------------------------       -------------------------------
(responsible person)


-------------------------       -------------------------------
(responsible person)


-------------------------       -------------------------------
(responsible person)